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                                                                    EXHIBIT 99.4

                          CORPORATE INTEGRITY AGREEMENT
                                   BETWEEN THE
                           OFFICE OF INSPECTOR GENERAL
                                     OF THE
                     DEPARTMENT OF HEALTH AND HUMAN SERVICES
                                       AND
                           HCA-THE HEALTHCARE COMPANY

I.     PREAMBLE

       HCA--The Healthcare Company ("HCA") hereby enters into this Corporate Integrity Agreement ("CIA") with the Office of Inspector General ("OIG") of the United States Department of Health and Human Services ("HHS") to promote compliance by itself, its subsidiaries, and their employees, contractors, agents, and physicians with the requirements of Medicare, Medicaid and all other Federal health care programs (as defined in 42 U.S.C. ss. 1320a-7b(f))(hereinafter collectively referred to as the "Federal health care programs.") This CIA shall be applicable only to those operations of HCA that are subject to United States law and regulations. HCA's compliance with the terms and conditions in this CIA shall constitute an element of HCA's present responsibility with regard to participation in the Federal health care programs. Whenever the term "HCA" is used in this CIA, it includes all of HCA's subsidiaries, as defined in this agreement. Contemporaneously with this CIA, HCA is entering into a Settlement



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Agreement with the United States, and this CIA is incorporated by reference into the Settlement Agreement. HCA currently operates an Ethics and Compliance Program, which HCA agrees to operate in a manner consistent with the terms of this CIA.

II.    TERM OF THE CIA AND DEFINITIONS

       A. Term. The period of the compliance obligations assumed by HCA under this CIA shall be eight years from the effective date of this CIA (unless otherwise specified). The effective date of this CIA shall be the date that the court(s) accept the plea(s) and impose a sentence in the criminal proceedings related to the plea agreement entered into between HCA and the United States on or about the date of the signing of this CIA. Sections VII, VIII, IX, X and XI of this CIA shall remain in effect until OIG has completed its review of the final annual report and any additional materials submitted by HCA pursuant to OIG's request. The compliance obligations of the Corporate Integrity Agreement in place for Lanier Park Hospital in Gainesville, Georgia, shall not apply to the time period beginning on the effective date of this CIA (sections II.D, II.E, III, V, and VI of the Lanier Park CIA shall remain in effect until OIG has completed its review of the most recent annual report and any additional materials submitted by HCA pursuant to OIG's request), and upon the effective date of this CIA Lanier Park Hospital shall be subject to the provisions of this CIA to the same extent as other HCA facilities.



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       B. Definitions. For the purposes of this CIA, the following terms have the following meanings.

              1. Covered Person: (a) any officer, director, or employee of HCA or any of its subsidiaries; or (b) any agent or other individual who furnishes health care items or services to any Federal health care program beneficiary at a facility owned or operated by HCA or any of its subsidiaries for which HCA or any of its subsidiaries claims reimbursement from any Federal health care program. Notwithstanding the above, this term does not include part-time or per diem employees, agents or other individuals who are not reasonably expected to work more than 160 hours per year, except that any such individuals shall become "Covered Persons" at the point when they work more than 160 hours during the calendar year.

              2. Subsidiary: any corporation or other entity that provides items or services for which payment may be made by any Federal health care program, or prepares or submits requests for such payment, and in which HCA (i) has at least a 50% ownership interest, or (ii) has at least a 5% ownership interest and either manages or controls.

              3. Covered Contractor: any agent or other individual (who is not a covered person) who prepares claims, cost reports, or other requests for reimbursement from any Federal health care program on behalf of HCA or any of its subsidiaries on a regular basis (i.e., for more than 80 hours within the calendar year).




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III.   CORPORATE INTEGRITY OBLIGATIONS

       HCA shall ensure that its Ethics and Compliance Program includes the following elements during the term of this CIA.

       A.  Compliance Officers and Committees.

              1. Ethics, Compliance and Corporate Responsibility Committee of the Board of Directors. HCA currently has an Ethics, Compliance and Corporate Responsibility Committee of the Board of Directors ("Board Committee") comprised of five outside directors of HCA. The Board Committee is responsible for the review of matters related to the Ethics and Compliance Program, this CIA, and compliance with requirements of Federal health care programs. The Board Committee shall meet at least quarterly. When new members of the Board Committee are appointed or the responsibilities or authorities of the Board Committee are substantially changed, HCA shall notify the OIG, in writing, within 15 days of such a change.

              2. Senior Vice President for Compliance. HCA currently has a Senior Vice President for Ethics, Compliance, and Corporate Responsibility ("SVP- Compliance"). The SVP-Compliance is and shall be responsible for developing and implementing policies, procedures, and practices designed to ensure compliance with the requirements set forth in this CIA and with the requirements of the Federal health care programs. The SVP-Compliance is and shall be a member of senior management of HCA, shall make



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regular (at least quarterly) reports regarding compliance matters directly to the CEO and/or to the Board of Directors (including the Board Committee) of HCA, and shall be authorized to report to the Board of Directors (including the Board Committee) at any time. The SVP-Compliance shall be responsible for monitoring the day-to-day activities engaged in by HCA to further its compliance objectives as well as for any reporting obligations created under this CIA. In the event a new SVP- Compliance is appointed or the responsibilities or authorities of the SVP-Compliance are substantially changed, HCA shall notify the OIG, in writing, within 15 days of such a change.

              3. Ethics, Compliance and Corporate Responsibility Department. HCA currently has an Ethics, Compliance and Corporate Responsibility Department ("EC Department"). The EC Department is managed by the SVP-Compliance and is responsible for the operation of the Ethics and Compliance Program and for compliance with the requirements of this CIA and of the Federal health care programs. In the event the responsibilities or authorities of the EC Department are substantially changed, HCA shall notify the OIG, in writing, within 15 days of such a change.

              4. Local Ethics and Compliance Officers. HCA currently has a Local Ethics and Compliance Officer ("ECO") at each of its facilities (for the purpose of this CIA, a "facility" is any hospital, ambulatory surgery center, clinic or group of clinics, or other location where health care items or services are provided by HCA or one of its



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subsidiaries). Each ECO shall have sufficient management responsibility so as permit the effective performance of his or her duties. Each ECO is responsible for implementation and oversight of the Ethics and Compliance Program at the facility and for the facility's compliance with the requirements of this CIA and of the Federal health care programs. HCA shall make proper execution of ECO duties a major component of the performance evaluations of ECOs. HCA shall continually assess the effectiveness of ECOs and the methods and findings of any such assessments shall be made available to the OIG upon request. HCA shall not implement any substantial change in the responsibilities or authorities of the ECOs relating to HCA's Ethics and Compliance Program without prior written approval from the OIG.

              5. Corporate Ethics and Compliance Committees. HCA currently has a Corporate Ethics and Compliance Steering Committee ("Compliance Steering Committee"). The Compliance Steering Committee is chaired by the SVP-Compliance and includes the Corporate CEO, COO, the two group presidents, and certain senior vice presidents. The Compliance Steering Committee oversees the effectiveness of the Ethics and Compliance Program and makes decisions on investments in the Program. The Compliance Steering Committee shall be responsible for overseeing the implementation of the requirements of this CIA. HCA also currently has a Corporate Ethics and Compliance Policy Committee ("Compliance Policy Committee"). The Compliance




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Policy Committee is chaired by the SVP-Compliance and includes the group CFOs, three hospital presidents, a number of senior vice presidents, e.g., Internal Audit, General Counsel, Quality, Information Systems, Human Resources, Government Programs, and executives representing major compliance areas, such as coding, billing, physician relationships, and cost reports. The Compliance Policy Committee reviews and approves all compliance-related policies. The two committees shall conduct at least 12 meetings per year in aggregate. The committees shall keep a record of their proceedings that shall be available to the OIG upon request.

              6. Hospital Compliance Committees. Each Hospital shall have a Hospital Ethics and Compliance Committee ("Hospital Committee"). The Hospital Committee shall be chaired by the ECO of the facility and include the heads of each of the facility's major compliance-related departments. The Hospital Committee shall be responsible for assisting the ECO in implementing the Ethics and Compliance Program, and ensuring compliance by the facility with this CIA and the requirements of Federal health care programs. The Hospital Committee shall also be responsible for reporting on compliance issues to the ECO.

              7. Responsible Executives. HCA has designated certain individuals ("Responsible Executives") to be responsible for development and implementation of a portion of the Ethics and Compliance Program related to a specific compliance risk area.



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For example, the Vice President, Health Information Management Services, is the
Responsible Executive for coding compliance. The Responsible Executives work with the SVP-Compliance, EC Department, Compliance Policy Committee, and others to develop, oversee, monitor, and implement compliance policies within their designated areas of responsibility. HCA shall not discontinue or materially alter its current Responsible Executive structure without written approval from the OIG.

       B.  Written Standards.

              1. Code of Conduct. HCA currently has a Code of Conduct. HCA has implemented a program to distribute the Code of Conduct to covered persons. HCA shall make the promotion of, and adherence to, the Code of Conduct an element in evaluating the performance of managers, supervisors, and all other employees. HCA has implemented a program to obtain an acknowledgment from each covered person that he or she has received HCA's Code of Conduct and understands that it represents the mandatory policies of the organization. Within 90 days of the effective date of this CIA, HCA shall obtain a certification from each of its facilities and corporate departments that, based on information and belief, this distribution and acknowledgment process is complete. New covered persons shall receive the Code of Conduct and shall complete the required acknowledgment within 30 days after becoming a covered person. HCA shall annually review the Code of Conduct and shall make any necessary revisions. These



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revisions shall be distributed as expeditiously as possible after initiating such a change and no later than 30 days after the effective date of the revised Code of Conduct. HCA shall implement a program to obtain an acknowledgment from each covered person that he or she has received the revised Code of Conduct, understands that it represents the mandatory policies of the organization, and agrees to abide by it. Within 90 days of the effective date of the revised Code of Conduct, HCA shall obtain a certification from each of its facilities and corporate departments that, based on information and belief, this distribution and acknowledgment process is complete. HCA shall obtain the acknowledgments and certifications described in the preceding two sentences every time that a revised Code of Conduct is distributed (but in any event no less frequently than every three years).

              2. Covered Contractor Requirements. HCA shall require a Covered Contractor to: (a) agree to abide by HCA's Code of Conduct or adopt its own Code of Conduct substantially similar to HCA's Code of Conduct; (b) distribute either
(i) HCA's Code of Conduct or (ii) its Code of Conduct and information about HCA's Confidential Disclosure Program (including the Ethics Line number) to employees working on HCA matters; and, (c) certify to HCA that employees working on HCA matters have received a copy of (i) HCA's Code of Conduct or (ii) its Code of Conduct and information about HCA's Confidential Disclosure Program (including the Ethics Line number). Where the



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Covered Contractor is a solo practitioner, the Covered Contractor must be provided with HCA's Code of Conduct and certify that he or she will abide by it.

              3. Policies and Procedures. HCA is developing written compliance Policies and Procedures. Prior to the effective date of this CIA, HCA has implemented many such Policies and Procedures and provided them to the OIG. HCA shall assess and update as necessary the Policies and Procedures at least annually and more frequently, as appropriate. HCA shall provide a summary of changes to its Policies and Procedures in its Annual Reports under this CIA and the current Policies and Procedures shall continue to be available to OIG upon request. HCA represents that it has distributed its Policies and Procedures to its facilities. Compliance staff at both the facilities and the corporate headquarters, including the Responsible Executives, shall be available to explain any and all Policies and Procedures.

       C. Training and Education. HCA shall meet the following training requirements. The training requirements are cumulative (not exclusive) so that one person may be required to attend training in several substantive areas in addition to the general training. All training requirements set forth below in paragraphs 1 to 5 shall be implemented as specified below. With respect to the initial training required to be provided within a certain time period after the effective date of this CIA, HCA need not provide such training to persons who have received training in the six-month period prior to the



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effective date of this CIA, if the training provided meets all the subject matter and duration requirements that would apply to the initial training under the CIA.

              1. General Training. HCA shall provide at least two hours of training initially (within 90 days of the effective date of this CIA) to each covered person, and one hour of refresher training annually thereafter. The training shall cover HCA's Ethics and Compliance Program, its Code of Conduct, and the requirements of this CIA. The training conducted by HCA when it issued its Code of Conduct, One Clear Voice, and its ethics and compliance refresher training, Commitments We Share, and/or its revised Code of Conduct, A Tradition of Caring, (all of which explained HCA's Ethics and Compliance Program and its Code of Conduct) regardless of the date the training occurred will satisfy this requirement for training within 90 days notwithstanding the fact that such training did not cover the CIA. Covered persons who have received prior training described in the previous sentence must receive at least one hour of refresher training (including discussion of the CIA) during the first year covered by the CIA and annually thereafter. Within 90 days after the effective date of this CIA, HCA shall notify all covered persons of the execution of the CIA and provide a summary of the key provisions of this CIA through electronic mail, its internet and/or intranet sites, newsletters, and other appropriate means. All general training conducted after the effective date of this CIA shall include training on the CIA.



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              2. Coding Training. HCA shall continue to have in place an introductory training course for each hospital inpatient coder, as well as an intermediate coding course. HCA shall provide at least eight hours of coding training to inpatient hospital coders and supervisors within 180 days of the effective date of this CIA. HCA shall maintain its DRG coding course for hospital inpatient coders accessible through its intranet. HCA shall maintain and enforce its current policy requiring 30 hours of continuing education annually for hospital inpatient coders.

              3. Billing Training. HCA shall provide training to all individuals (including Laboratory and Business Office Directors and other billing personnel) responsible for Federal health care program billing in their facilities. HCA shall provide at least eight hours of such training within 180 days of the effective date of this CIA and during each subsequent year. The training shall include the following subject matters:

                     a. the submission of accurate bills for services rendered to Federal health care program beneficiaries;

                     b. policies, procedures and other requirements applicable to the documentation of medical records;

                     c. the personal obligation of each individual involved in the billing process to ensure that such billings are accurate;



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                     d. applicable reimbursement statutes, regulations, and
                     program requirements and directives;

                     e. the legal sanctions for improper billings; and

                     f. examples of proper and improper billing practices.

              4. Cost Report Training. HCA shall ensure that covered persons who prepare cost reports receive at least eight hours of training on preparation of cost reports for Federal health care programs within 180 days of the effective date of this CIA. HCA shall maintain and enforce its current practice requiring 40 hours of continuing education annually to include Federal and/or state statutes, regulations, and guidelines, compliance, and Corporate policies for covered persons who prepare cost reports.

              5. Physician Relations Training. Within 90 days of the effective date of this CIA and annually thereafter, HCA shall provide at least one hour of training to its Hospital CEOs, CFOs, and all other personnel substantially involved in negotiating or monitoring physician relationships on the statutes and regulations related to hospital/physician relationships (including but not limited to 42 U.S.C. ss.ss. 1320a-7b(b) and 1395nn). HCA shall annually distribute its physician relationship policy checklist to such personnel.

              6. Overall Compliance Training. HCA shall continue its process of establishing individual training profiles for its employees. HCA shall pursue the



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implementation of these training profiles in order to ensure that all covered persons are familiar with areas of compliance risk relevant to their positions.

              7. New Persons. Affected new covered persons shall receive the General Training described in section III.C.1 above by the end of the first 30 days after the person begins work. The orientation training (which is defined as all other training required, under section III.C, to be accomplished within 180 days or less after the effective date of this CIA) required by this CIA shall also be promptly provided to appropriate new covered persons (but in no event later than 90 days after the person begins work on the matter for which they must be trained) so that the persons are fully qualified by virtue of such training to perform whatever responsibilities may be assigned to them. In any situation where training requirements have not been completed, a fully trained HCA employee shall carefully monitor the work of the untrained person.

              8. Covered Contractor Requirements. HCA must document completion of the applicable coding, billing, cost report, or physician relationships training to employees of Covered Contractors working on HCA matters if: (i) the Covered Contractor is a solo-practitioner; (ii) the Covered Contractor was not retained because of its professional expertise in the area for which training is necessary; or (iii) the Covered Contractor has not complied with the requirements of section III.B.2. HCA is responsible for ensuring the expertise and compliance of Covered Contractors.



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              9. Certifications and Retention. HCA shall maintain sufficient records to demonstrate that the required training has occurred. These records shall include certifications from covered persons that they have attended the required training. The certifications may be acquired through: attendance/sign-in sheets for in-person group training sessions; computer attestations for computer-based training; or similar mechanisms for other forms of training. Facility ECOs and/or Responsible Executives shall retain training records and certifications in a manner that permits reporting to the SVP-Compliance to enable the SVP-Compliance to report on the training, and provide the specific course materials and certifications, to the OIG upon request.

       D.  Review Procedures.

              1. Retention of Independent Review Organization. HCA shall retain an entity (or entities), such as an accounting, auditing or consulting firm (hereinafter "Independent Review Organization" or "IRO"), to perform review procedures to assist HCA in assessing the adequacy of its Policies and Procedures, Ethics and Compliance Program, its compliance with this CIA, and its compliance with the requirements of Federal health care programs. The reviews shall be performed annually during the term of the CIA in accordance with the attached workplans. These reviews shall cover the calendar years 2001 through 2008, unless otherwise specified in a workplan. The Independent Review Organization used for each review must have expertise in the



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matters to be reviewed and particularly with the requirements of the Federal health care programs relevant to that area of review. The Independent Review Organization must be retained to conduct the reviews for the first year within 90 days of the effective date of this CIA. An IRO may engage qualified sub-IROs (including, as appropriate, law firms), as necessary and HCA shall have the right to designate a different IRO for any particular area of compliance concern if it believes that such different IRO would be better qualified to undertake a particular focused review. HCA shall have the right to designate a new IRO at any time it chooses. If HCA designates a new IRO, it shall provide written notice to the OIG within 15 days of designating the new IRO. This written notice will include the following: (a) the name, address, and primary contact person at the new IRO; (b) a brief description of the qualifications of the new IRO; and
(c) a brief description of the reasons that a new IRO was designated.

              2. Types of Reviews. The IRO(s) and HCA appropriate internal resources or directed external resources shall annually perform the reviews described in the audit work plans ("workplans") attached to, and incorporated by reference into, this CIA. The workplans address the following areas: (1) Diagnosis Related Groups (DRGs); (2) Laboratory Billing; (3) Outpatient Prospective Payment; and (4) Physician Relationships. The workplans require reviews of systems and processes in place at HCA and its facilities, and of claims submitted by HCA and paid by Federal health care programs (the



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physician relationship workplan includes review of physician relationships rather than claims). The reviews of claims more specifically described in the workplans fall into two general categories: (1) probe samples of a set number of claims (with no pre-determined statistical confidence or precision parameters); and (2) full samples of claims from which an overpayment amount can be projected to the total population of claims in question within pre-determined statistical confidence and precision parameters. HCA and the IRO will evaluate the IRO work plans annually based upon prior year results. If appropriate, HCA will submit revised IRO work plan(s) to the OIG for its review and action.

              3. Statistical Sampling and Appraisal Methodologies for Reviews. All matters related to this CIA and the workplans that involve statistical sampling or appraisal, or the review of claims, including probe samples and full samples, shall be conducted in accordance with the provisions of Appendix A to this CIA.

              4. Ethics and Compliance Program Review. The IRO shall conduct a compliance review providing findings regarding whether HCA's Ethics & Compliance Program, Policies and Procedures, and operations comply with the terms of this CIA. This review shall include section by section findings regarding the requirements of this CIA. In addition, the IRO shall provide findings regarding whether HCA has complied with its obligation under the Settlement Agreement: (a) not to resubmit to any Federal health care program payors any previously denied claims related to the conduct addressed



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in the Settlement Agreement, and its obligation not to appeal any such denials of claims; and (b) not to charge to, or otherwise seek payment from, federal or state payors for unallowable costs (as defined in the Settlement Agreement) and its obligation to identify and adjust any past charges of unallowable costs.

              5. Review Reports. HCA and the IRO(s) shall annually produce reports corresponding to all of the required reviews and including all of the information required by this section of the CIA, workplans, and the Claims Review Reports described in Appendix A. A complete copy of all of the reports for the reporting year shall be included in each of HCA's Annual Reports to OIG.

              6. Verification/Validation. In the event that the OIG has reason to believe that any of HCA's reviews fail to conform to its obligations under the CIA or indicates improper billings not otherwise adequately addressed in the audit report, and thus determines that it is necessary to conduct an independent review to determine whether or the extent to which HCA is complying with its obligations under this CIA, HCA agrees to pay for the reasonable cost of any such review by the OIG or any of its designated agents. Prior to proceeding with such an independent review, the OIG shall notify HCA of its intent to do so and its reasons for believing such a review is necessary, and shall attempt to resolve any issues without proceeding with an independent review. This attempt to resolve issues may include permitting HCA to recommend further work it or the IRO may



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undertake to address the OIG's concerns. However, it shall remain in the sole discretion of the OIG to proceed with an independent review as described above.

       E. Confidential Disclosure Program. HCA has established a Confidential Disclosure Program. HCA provides a toll free "Ethics Line" to enable employees, contractors, agents or other individuals to disclose, to the EC Department or some other person who is not in the disclosing individual's chain of command, any identified issues or questions associated with HCA's Policies and Procedures, practices, or operations with respect to any Federal health care program, believed by the individual to be inappropriate. HCA shall continue to publicize the existence of the Ethics Line to all covered persons. HCA has established a Policy governing its handling of disclosures made through the Ethics Line. HCA shall continue to operate the Ethics Line through such Policy. HCA shall continue to forbid retribution or retaliation for disclosures and allow for anonymous, confidential disclosures. The EC Department shall maintain a confidential disclosure log, which shall include a record and summary of each allegation received, the status of the respective investigations, and any corrective action taken in response to the investigation.

       F.  Ineligible Persons.

              1. Definition. For purposes of this CIA, an "Ineligible Person" shall be any individual or entity who: (i) is currently excluded, debarred, or otherwise ineligible to participate in the Federal health care programs; or (ii) has been convicted of a criminal



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offense related to the provision of health care items or services but has not yet been excluded, debarred, or otherwise declared ineligible.

              2. Screening Requirements. HCA shall not hire or engage as contractors, or grant staff privileges to, any Ineligible Person. To prevent hiring or contracting with, or granting staff privileges to, any Ineligible Person, HCA shall screen all prospective employees and prospective contractors prior to engaging their services and screen physicians prior to granting staff privileges by (i) requiring applicants to disclose whether they are Ineligible Persons, and (ii) reviewing the General Services Administration's List of Parties Excluded from Federal Programs (available through the Internet at http://epls.arnet.gov) and the HHS/OIG List of Excluded Individuals/Entities (available through the Internet at http://www.hhs.gov/oig) (these lists will hereinafter be referred to as the "Exclusion Lists").

              3. Review and Removal Requirement. HCA has reviewed its list of current employees and contractors paid through automated means against the Exclusion Lists. Within 180 days of the effective date of this CIA, HCA shall review its list of current physicians with staff privileges against the Exclusion Lists. HCA shall review the lists of employees, contractors, and physicians with staff privileges against the Exclusion Lists at least semi-annually during the duration of this CIA. In addition, HCA shall require employees, contractors and physicians with staff privileges to disclose immediately any



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debarment, exclusion or other event that makes the person an Ineligible Person.
If HCA has notice that an employee, agent, or physician has become an Ineligible Person, HCA shall remove such person from responsibility for, or involvement with, HCA's business operations related to the Federal health care programs and shall remove such person from any position for which the person's salary or the items or services rendered, ordered, or prescribed by the person are paid in whole or part, directly or indirectly, by Federal health care programs or otherwise with Federal funds at least until such time as the person is reinstated into participation in the Federal health care programs.

              4. Pending Charges and Proposed Exclusions. If HCA has notice that an employee or contractor is charged with a criminal offense related to any Federal health care program, or is proposed for exclusion during his or her employment or contract, HCA shall take all appropriate actions to ensure that the responsibilities of that employee or contractor have not and shall not adversely affect the quality of care rendered to any beneficiary, patient or resident, or the accuracy of any claims submitted to any Federal health care program.

       G. Notification of Proceedings. Within 30 days of discovery by HCA, HCA shall notify OIG, in writing, of any ongoing investigation or legal proceeding conducted or brought by a governmental entity or its agents involving an allegation that HCA has committed a crime or has engaged in fraudulent activities. This notification shall include



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a description of the allegation, the identity of the investigating or prosecuting agency, and the status of such investigation or legal proceeding. HCA shall also provide written notice to OIG within 30 days of the resolution of the matter, and shall provide OIG with a description of the findings and/or results of the proceedings, if any.

       H.  Reporting.

              1.  Overpayments

                     a. Definition of Overpayments. For purposes of this CIA, an "overpayment" shall mean the amount of money HCA has received in excess of the amount due and payable under any Federal health care program requirements. HCA may not subtract any underpayments for purposes of determining the amount of relevant "overpayments."

                     b. Reporting of Overpayments. If, at any time, HCA identifies or learns of any overpayments, HCA shall notify the payor (e.g., Medicare fiscal intermediary or carrier) and repay any identified overpayments within 30 days of identification and take remedial steps within 60 days of identification (or such additional time as may be agreed to by the payor) to correct the problem, including preventing the underlying problem and the overpayments from



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                     recurring. Also, within 30 days of identification of the
                     overpayment, HCA shall repay the overpayment to the appropriate payor to the extent such overpayment has been quantified (submission of corrected bills in conformance with payor policy within 30 days fulfills this requirement). If not yet quantified, within 30 days of identification, HCA shall notify the payor of its efforts to quantify the overpayment amount along with a schedule of when such work is expected to be completed. Notification and repayment to the contractor should be done in accordance with the contractor policies. For Medicare overpayments identified through HCA's Ethics and Compliance Program and/or the processes required under this CIA, (including internal and IRO audits, Ethics Line cases, or other corporate-level monitoring or review), the notice to the contractor must include the information contained on the Overpayment Refund Form, attached to this as Appendix B to this CIA (unless the contractor has authorized the form not to be submitted for this particular type of claim correction).



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

              2.  Reportable Events.

                     a. Definition of Reportable Event. For purposes of this CIA, a "Reportable Event" means anything that involves:

                            (i) a substantial overpayment; or

                            (ii) a matter that a reasonable person would consider a potential violation of any criminal, civil, or administrative statute or regulation applicable to any Federal health care program for which criminal penalties, civil monetary penalties, or exclusion may be authorized.

                     A Reportable Event may be the result of an isolated event or a series of occurrences.

                     b. Reporting of Reportable Events. If HCA determines that there is a Reportable Event, HCA shall notify OIG, in writing, within 30 days of making the determination that the Reportable Event exists. The report to the OIG shall include the following information:

                            (i) If the Reportable Event results in an overpayment, the report to the OIG shall be made at the same time as the notification to the payor required in section III.H.1, and shall include all of the information on the Overpayment Refund Form, as well as:

                                   (A) the payor's name, address, and contact person to whom the overpayment was sent; and

                                   (B) the date of the check and identification number (or electronic transaction number) on which the overpayment was repaid/refunded;

                            (ii) a complete description of the Reportable Event, including the relevant facts, persons involved, and legal and Federal health care program authorities implicated;

                            (iii) a description of HCA's actions taken to correct the Reportable Event; and

                            (iv) any further steps HCA plans to take to address the Reportable Event and prevent it from recurring.

       I. Corrective Actions Related to Investigation of Physician Relationships. In the context of the investigation, self-audit, and settlement discussions related to the issue of physician relationships, certain such relationships have been identified as anomalies. HCA shall take appropriate measures to review these anomalous relationships. Those relationships that are determined by HCA to be non-compliant shall be terminated or amended to conform to HCA's Ethics and Compliance Program and the requirements of the Federal health care programs. HCA shall report on these measures as required in section V and all supporting documents shall be available to the OIG upon request.

IV.    NEW AND DIVESTED LOCATIONS

       In the event that HCA: (1) purchases or establishes a new hospital, freestanding ambulatory surgery center, home health agency, or another line of business that provides services that are billed to Federal health care programs; or (2) sells or divests an existing hospital, freestanding ambulatory surgery center, or home health agency, HCA shall notify OIG of this fact within 30 days of the date of purchase, establishment, sale, or divestiture. This notification shall include the location of the operation(s), telephone number, fax number, Federal health care program provider number(s) (if any), and the corresponding payor(s) (contractor specific). All covered persons at new locations shall be subject to the requirements in this CIA that apply to new covered persons (e.g., completing certifications and undergoing training). If HCA sells all of the assets or its ownership interest related to a location, then that location shall no longer be considered part of HCA for the purposes of this CIA. If the location is still owned or operated in whole or in part by HCA or any of its subsidiaries or their successors, then the location shall continue to be considered part of HCA for the purposes of this CIA. If a hospital or ambulatory surgery center shall no longer be subject to the CIA due to a sale or transfer from HCA, HCA shall require as a condition of the sale that buyer or transferee represents and agrees that it has or shall implement and maintain with respect to its operations of the facility an effective program to prevent and detect violations of the legal requirements applicable to the delivery of goods and services in connection with any health care benefits and that such a program will comply with the provisions of the U.S. Sentencing Guidelines relating to corporate compliance programs and will be mindful of any applicable guidance issued by the OIG or other components of HHS; and that the buyer or transferee agrees that it will maintain such program for no less than five years from the date of sale or transfer.

V.     IMPLEMENTATION AND ANNUAL REPORTS

       A. Implementation Report. Within 120 days after the effective date of this CIA, HCA shall submit a written report to OIG summarizing the status of its implementation of the requirements of this CIA. This Implementation Report shall include:

              1. the name, title, address, facility name (if applicable), and telephone number of all of the individuals who are in positions, or on committees, described in section III.A (except that with respect to section III.A.6 only, the SVP-Compliance shall certify that the Hospital Committees are in place as required and the information otherwise required by this section shall be available to the OIG upon request);

              2. the copy of all Policies and Procedures required by section III.B.2 that have not been previously provided to the OIG;

              3. a description of the training required by section III.C, including a description of the targeted audiences and a schedule of when the training sessions were held;

              4. a certification by the SVP-Compliance that:

                     a. the Policies and Procedures required by section III.B have been developed and implemented, and have been distributed to all pertinent covered persons;

                     b. all covered persons have completed the Code of Conduct certification required by section III.B.1; and

                     c. all covered persons have completed the training and executed the certification required by section III.C.

              5. the identity of the Independent Review Organization(s) and the proposed start and completion date of the first set of reviews by the Independent Review Organization(s) and appropriate HCA internal resources or directed external resources;

              6. a summary of personnel actions taken pursuant to section III.F (other than hiring or granting of staff privileges);

              7. a summary of the actions taken to ensure that the anomalous physician relationships identified in the investigation, self-audit, and settlement discussions have been reviewed, and terminated or amended, as appropriate, in conformance with section III.I.;

              8. a list of all of HCA's locations (including physical locations and mailing addresses), the corresponding name under which each location is doing business, the corresponding phone numbers and fax numbers, each location's Medicare provider identification number(s), and the contractor's name and address; and

              9. To the extent not already furnished to OIG, or if modified, a description of HCA's corporate structure, including identification of any parent, sister, and other related companies, subsidiaries and their respective lines of business.

       B. Annual Reports. HCA shall submit to OIG Annual Reports with respect to the status and findings of HCA's compliance activities. The first Annual Report shall cover the time period from the effective date of this CIA through December 31, 2001 and shall be received by the OIG no later than April 30, 2002. Subsequent Annual Reports shall cover each of the calendar years 2002 through 2008 and shall be received by the OIG no later than April 30 of the year following the year covered in the report. Each Annual Report shall include:

              1. any change in the identity, title, address, facility name (if applicable), telephone number, and position description of all of the individuals who are in positions, or on committees, described in section III.A (except that with respect to section III.A.6 only, the SVP-Compliance shall certify that the Hospital Committees are in place as required and the information otherwise required by this section shall be available to the OIG upon request);

              2. a certification by the SVP-Compliance that:

                     a. all covered persons have completed the annual Code of Conduct certification required by section III.B.1;

                     b. all covered persons have completed the training and executed the certification required by section III.C; and

                     c. HCA has complied with the following specified obligations under the Settlement Agreement: (i) not to resubmit to any Federal health care program payors any previously denied claims related to the conduct addressed in the Settlement Agreement, and its obligation not to appeal any such denials of claims; and (ii) not to charge to or otherwise seek payment from federal or state payors for unallowable costs (as defined in the Settlement Agreement) and its obligation to identify and adjust any past charges of unallowable costs.

              3. notification of any changes or amendments to the Policies and Procedures referenced in section III.B and the reasons for such changes (e.g., change in contractor policy);

              4. a complete copy of the reports prepared pursuant to the reviews required in section III.D, including a copy of the methodologies used, along with a copy of the IRO's engagement letter;

              5. HCA's response/corrective action plan to any issues raised in the reviews conducted under section III.D;

              6. a summary of Reportable Events required to be identified and reported by section III.H and an update on corrective actions taken in response to such Reportable Events;

              7. a report of the aggregate overpayments identified through HCA's Ethics and Compliance Program and/or the processes required under this CIA, (including internal and IRO audits, Ethics Line cases, or other corporate-level monitoring or review) that have been returned to the Federal health care programs. Overpayment amounts shall be broken down into the following categories: inpatient Medicare; outpatient Medicare; Medicaid

              (report each applicable state separately); and other Federal health care programs;

              8. a copy of the confidential disclosure log required by section III.E and a description of any changes to the Confidential Disclosure Program or Ethics Line referenced in that section;

              9. a description of any personnel actions (other than hiring or granting staff privileges) taken by HCA as a result of the obligations in section III.F; and, with respect to any person that falls within the ambit of section III.F.4, the name, title, and responsibilities of the person, and the actions taken by HCA in response to the obligations set forth in that section;

              10. a summary describing any ongoing investigation or legal proceeding conducted or brought by a governmental entity involving an allegation that HCA has committed a crime or has engaged in fraudulent activities, which is required to be reported by section III.G. The statement shall include a description of the allegation, the identity of the investigating or prosecuting agency, and the status of such investigation, legal proceeding or requests for information;

              11. to the extent that such relationships still exist and have not been appropriately altered and reported in an earlier report to the OIG, a summary of the actions taken to ensure that the anomalous physician relationships identified in the investigation, self-audit, and settlement discussions have been reviewed, and terminated or amended, as appropriate, in conformance with section III.I; and

              12. a description of all changes to the most recently provided list (as updated) of HCA's locations (including physical locations and mailing addresses) as required by section V.A.7, the corresponding name under which each location is doing business, the corresponding phone numbers and fax numbers, each location's Federal health care program provider identification number(s), and the contractor name and address that issued each provider identification number.

       C. Certifications. The Implementation Report and Annual Reports shall include a certification by the SVP-Compliance that: (1) except as otherwise explicitly described in the applicable report, HCA is in compliance with all of the requirements of this CIA, to the best of his or her knowledge; and (2) the SVP-Compliance has reviewed the report and has made reasonable inquiry regarding its content and believes that the information is accurate and truthful.

VI.    NOTIFICATIONS AND SUBMISSION OF REPORTS

       Unless otherwise stated in writing subsequent to the effective date of this CIA, all notifications and reports required under this CIA shall be submitted to the entities listed below:

OIG:

                     Civil Recoveries Branch - Compliance Unit
                     Office of Counsel to the Inspector General
                     Office of Inspector General
                     U.S. Department of Health and Human Services
                     Cohen Building, Room 5527
                     330 Independence Avenue, SW
                     Washington, DC 20201
                     Phone  202.619.2078
                     Fax 202.205.0604


HCA:

                     Alan Yuspeh
                     Senior Vice President
                     Ethics, Compliance, and Corporate Responsibility HCA-The Healthcare Company
                     One Park Plaza
                     Nashville, TN 37203
                     Phone 615.344.1005
                     Fax 615.344.1045

Unless otherwise specified, all notifications and reports required by this CIA may be made by certified mail, overnight mail, hand delivery or other means, provided that there is proof that such notification was received. For purposes of this requirement, internal facsimile confirmation sheets do not constitute proof of receipt.

VII.   OIG INSPECTION, AUDIT AND REVIEW RIGHTS

       In addition to any other rights OIG may have by statute, regulation, or contract, OIG or its duly authorized representative(s) may examine HCA's books, records, and other documents and supporting materials and/or conduct an on-site review for the purpose of verifying and evaluating: (a) HCA's compliance with the terms of this CIA; and (b) HCA's compliance with the requirements of the Federal health care programs in which it participates. The documentation described above shall be made available by HCA to OIG or its duly authorized representative(s) at all reasonable times for inspection, audit or reproduction. Furthermore, for purposes of this provision, OIG or its duly authorized representative(s) may interview any of HCA's employees, contractors, or agents who consent to be interviewed at the individual's place of business during normal business hours or at such other place and time as may be mutually agreed upon between the individual and OIG. HCA agrees to assist OIG in contacting and arranging interviews with such individuals upon OIG's request. HCA's employees may elect to be interviewed with or without a representative of HCA present.

VIII.  DOCUMENT AND RECORD RETENTION

       In addition to any other requirements for record retention, HCA shall maintain for inspection all documents and records: (1) related to reimbursement from the Federal health care programs for at least five years after the submission of the request for reimbursement (or longer if otherwise required); and (2) necessary to establishing HCA's compliance with this CIA for at least three years following the submission of the Annual Report covering the relevant year. Imaged copies of documents shall satisfy this requirement.

IX.   DISCLOSURES

       Consistent with HHS's Freedom of Information Act ("FOIA") procedures, set forth in 45 C.F.R. Part 5, the OIG shall make a reasonable effort to notify HCA prior to any release by OIG of information submitted by HCA pursuant to its obligations under this CIA and identified upon submission by HCA as trade secrets, commercial or financial information and privileged and confidential under the FOIA rules. With respect to such releases, HCA shall have the rights set forth at 45 C.F.R. ss. 5.65(d). HCA shall refrain from identifying any information as trade secrets, commercial or financial information and privileged and confidential that does not meet the criteria for exemption from disclosure under FOIA.

X.     BREACH AND DEFAULT PROVISIONS

       HCA is expected to fully and timely comply with all of its CIA obligations.

       A. Stipulated Penalties for Failure to Comply with Certain Obligations. As a contractual remedy, HCA and OIG hereby agree that failure to comply with certain obligations set forth in this CIA may lead to the imposition of the following monetary penalties (hereinafter referred to as "Stipulated Penalties") in accordance with the following provisions.

              1. A Stipulated Penalty of $2,500.00 (which shall begin to accrue on the day after the date the obligation became due) for each day, beginning 90 days after the effective date of this CIA and concluding at the end of the term of this CIA, HCA fails to have in place any of the following:

                     a.     all of the personnel and committees required in
                            section III.A;

                     b.     a written Code of Conduct as required in section
                            III.B.1;

                     c.     written Policies and Procedures as required in
                            section III.B.2;

                     d.     a training program as required in section III.C; and

                     e.     a Confidential Disclosure Program as required in
                            section III.E;

              2. A Stipulated Penalty of $2,500.00 (which shall begin to accrue on the day after the date the obligation became due) for each day HCA fails meet any of the deadlines to submit the Implementation Report or the Annual Reports to the OIG.

              3. A Stipulated Penalty of $2,500.00 (which shall begin to accrue on the date the failure to comply began) for each day HCA employs, contracts with, or grants staff privileges to an Ineligible Person and that person: (i) has responsibility for, or involvement with, HCA's business operations related to the Federal health care programs;

or (ii) is in a position for which the person's salary or the items or services rendered, ordered, or prescribed by the person are paid in whole or part, directly or indirectly, by Federal health care programs or otherwise with Federal funds (the Stipulated Penalty described in this paragraph shall not be demanded for any time period during which HCA can demonstrate that it did not discover the person's exclusion or other ineligibility after making a reasonable inquiry (as described in section III.F) as to the status of the person).

              4. A Stipulated Penalty of $2,500.00 (which shall begin to accrue on the date the HCA fails to grant access) for each day HCA fails to grant access to the information or documentation as required in section VII of this CIA.

              5. A Stipulated Penalty of $2,500.00 (which shall begin to accrue on the date the failure began) for a failure by HCA to report a Reportable Event, take corrective action, and pay the appropriate refunds, as provided in section III.H;

              6. A Stipulated Penalty of $2,000.00 (which shall begin to accrue 10 days after the date that OIG provides notice to HCA of the failure to comply) for each day HCA fails to comply fully and adequately with any obligation of this CIA and such failure is not already subject to a penalty in section X.A.1 through 5 above. In its notice to HCA, the OIG shall state the specific grounds for its determination that the HCA has failed to comply fully and adequately with the CIA obligation(s) at issue.

       B.  Payment of Stipulated Penalties.

              1. Demand Letter. Upon a finding that HCA has failed to comply with any of the obligations described in section X.A and determining that Stipulated Penalties are appropriate, OIG shall notify HCA of: (a) HCA's failure to comply; and (b) the OIG's exercise of its contractual right to demand payment of the Stipulated Penalties (this notification is hereinafter referred to as the "Demand Letter"). Within 10 days after receiving the Demand Letter, HCA shall either: (a) cure the breach to the OIG's satisfaction and pay the applicable stipulated penalties; or (b) request a hearing before an HHS administrative law judge ("ALJ") to dispute the OIG's determination of noncompliance, pursuant to the agreed-upon provisions set forth below in section X.D. In the event HCA elects to request an ALJ hearing, the Stipulated Penalties shall continue to accrue until HCA cures, to the OIG's satisfaction, the alleged breach in dispute. Failure to respond to the Demand Letter in one of these two manners within the allowed time period shall be considered a material breach of this CIA and shall be grounds for exclusion under section X.C.

              2. Timely Written Requests for Extensions. HCA may submit a timely written request for an extension of time to perform any act or file any notification or report required by this CIA. Notwithstanding any other provision in this section, if OIG grants the timely written request with respect to an act, notification, or report, Stipulated

Penalties for failure to perform the act or file the notification or report shall not begin to accrue until one day after HCA fails to meet the revised deadline set by the OIG. Notwithstanding any other provision in this section, if OIG denies such a timely written request, Stipulated Penalties for failure to perform the act or file the notification or report shall not begin to accrue until two business days after HCA receives OIG's written denial of such request. A "timely written request" is defined as a request in writing received by OIG at least five business days prior to the date by which any act is due to be performed or any notification or report is due to be filed.

              3. Form of Payment. Payment of the Stipulated Penalties shall be made by certified or cashier's check, payable to "Secretary of the Department of Health and Human Services," and submitted to OIG at the address set forth in section VI.

              4. Independence from Material Breach Determination. Except as otherwise noted, these provisions for payment of Stipulated Penalties shall not affect or otherwise set a standard for the OIG's determination that HCA has materially breached this CIA, which decision shall be made at the OIG's discretion and governed by the provisions in section X.C, below.

       C.  Exclusion for Material Breach of this CIA

              1. Notice of Material Breach and Intent to Exclude. The parties agree that a material breach of this CIA by HCA constitutes an independent basis for OIG to exclude HCA and/or any of its subsidiaries from participation in the Federal health care programs (as defined in 42 U.S.C. ss. 1320a-7b(f)). Upon a determination by OIG that HCA has materially breached this CIA and that exclusion should be imposed, the OIG shall notify HCA by certified mail of: (a) HCA's material breach; and (b) OIG's intent to exercise its contractual right to impose exclusion (this notification is hereinafter referred to as the "Notice of Material Breach Letter").

              2. Opportunity to Cure. HCA shall have 30 days after receiving the Notice of Material Breach Letter to demonstrate to the OIG's satisfaction that:

                     a.     HCA is in full compliance with this CIA;

                     b.     the alleged material breach has been cured; or

                     c. the alleged material breach cannot be cured within the 30-day period, but that: (i) HCA has begun to take action to cure the material breach; (ii) HCA is pursuing such action with due diligence; and (iii) HCA has provided to OIG a reasonable timetable for curing the material breach.

              3. Exclusion Letter. If at the conclusion of the 30-day period, HCA fails to satisfy the requirements of section X.C.2, OIG may exclude HCA and/or any of its subsidiaries from participation in the Federal health care programs. OIG shall notify HCA in writing of its determination to exclude HCA and/or any of its subsidiaries (this letter shall be referred to hereinafter as the "Exclusion Letter"). Subject to the Dispute Resolution provisions in section X.D, below, the exclusion shall go into effect 30 days after the date of the Exclusion Letter. The exclusion shall have national effect and shall also apply to all other federal procurement and non-procurement programs. If HCA and/or any of its subsidiaries is excluded under the provisions of this CIA, HCA may seek reinstatement pursuant to the provisions at 42 C.F.R. ss.ss. 1001.3001-.3004.

              4. Material Breach. A material breach of this CIA means:

                     a. a failure by HCA to report a Reportable Event, take corrective action and pay the appropriate refunds, as provided in section III.H, provided that any of the following individuals at HCA had notice of the Reportable
                     Event: an officer; a director; a Responsible Executive; an ECO; a member of the EC Department; or an attorney in the Legal Department;

                     b. repeated or flagrant violations of the obligations under this CIA, including, but not limited to, the obligations addressed in section X.A of this CIA;

                     c. a failure to respond to a Demand Letter concerning the payment of Stipulated Penalties in accordance with section X.B above; or

                     d. a failure to retain and use an Independent Review Organization for review purposes in accordance with section III.D.

       D.  Dispute Resolution

              1. Review Rights. Upon the OIG's delivery to HCA of its Demand Letter or of its Exclusion Letter, and as an agreed-upon contractual remedy for the resolution of disputes arising under the obligation of this CIA, HCA shall be afforded certain review rights comparable to the ones that are provided in 42 U.S.C. ss. 1320a-7(f) and 42 C.F.R. Part 1005 as if they applied to the Stipulated Penalties or exclusion sought pursuant to this CIA. Specifically, the OIG's determination to demand payment of Stipulated Penalties or to seek exclusion shall be subject to review by an ALJ and, in the event of an appeal, the Departmental Appeals Board ("DAB"), in a manner consistent with the provisions in 42 C.F.R. ss.ss. 1005.2-1005.21. Notwithstanding the language in 42 C.F.R. ss. 1005.2(c), the request for a hearing involving stipulated penalties shall be made within 10 days of HCA receiving the Demand Letter and the request for a hearing involving exclusion shall be made within 20 days of HCA receiving the Exclusion Letter.

              2. Stipulated Penalties Review. Notwithstanding any provision of Title 42 of the United States Code or Chapter 42 of the Code of Federal Regulations, the only issues in a proceeding for stipulated penalties under this CIA shall be: (a) whether HCA was in full and timely compliance with the obligations of this CIA for which the OIG demands payment; and (b) the period of noncompliance. HCA shall have the burden of proving its full and timely compliance and the steps taken to cure the noncompliance, if any. If the ALJ finds for the OIG with regard to a finding of a breach of this CIA and orders HCA to pay Stipulated Penalties, such Stipulated Penalties shall become due and payable 20 days after the ALJ issues such a decision notwithstanding that HCA may request review of the ALJ decision by the DAB.

              3. Exclusion Review. Notwithstanding any provision of Title 42 of the United States Code or Chapter 42 of the Code of Federal Regulations, the only issues in a proceeding for exclusion based on a material breach of this CIA shall be: (a) whether HCA was in material breach of this CIA; (b) whether such breach was continuing on the date of the Exclusion Letter; and (c) whether the alleged material breach could not have been cured within the 30-day period, but that (i) HCA had begun to take action to cure the material breach within that period, (ii) HCA has pursued and is pursuing such action with due diligence, and (iii) HCA provided to OIG within that period a reasonable timetable for curing the material breach. For purposes of the exclusion herein, exclusion shall take effect only after an ALJ decision that is favorable to the OIG. HCA's election of its contractual right to appeal to the DAB shall not abrogate the OIG's authority to exclude HCA and/or any of its subsidiaries upon the issuance of the ALJ's decision. If the ALJ sustains the determination of the OIG and determines that exclusion is authorized, such exclusion shall take effect 20 days after the ALJ issues such a decision, notwithstanding that HCA may request review of the ALJ decision by the DAB.

XI.    EFFECTIVE AND BINDING AGREEMENT

       Consistent with the provisions in the Settlement Agreement pursuant to which this CIA is entered, and into which this CIA is incorporated, HCA and OIG agree as follows:

       A. This CIA shall be binding on the successors, assigns, and transferees of HCA, consistent with the terms of Section IV;

       B. This CIA shall become final and binding on the date that the court(s) accept the plea(s) and impose a sentence in the criminal proceedings related to the plea agreement entered into between HCA and the United States on or about the date of the signing of this CIA;

       C. Any modifications to this CIA shall be made with the prior written consent of the parties to this CIA; and

       D. The undersigned HCA signatories represent and warrant that they are authorized to execute this CIA. The undersigned OIG signatory represents that he is signing this CIA in his official capacity and that he is authorized to execute this CIA.

                                ON BEHALF OF HCA



/s/ Thomas F. Frist, Jr.                                    12/12/00
-------------------------------------                  -------------------
Thomas F. Frist, Jr., M.D                                      DATE
Chairman and Chief Executive Officer
HCA-The Healthcare Company



/s/ Alan Yuspeh                                             12/12/00
-------------------------------------                  -------------------
Alan Yuspeh                                                    DATE
Senior Vice President
Ethics, Compliance, and Corporate Responsibility
HCA-The Healthcare Company




                  ON BEHALF OF THE OFFICE OF INSPECTOR GENERAL
                 OF THE DEPARTMENT OF HEALTH AND HUMAN SERVICES




/s/ Lewis Morris                                            12/14/00
-------------------------------------                  -------------------
Lewis Morris                                                   DATE
Assistant Inspector General for Legal Affairs
Office of Inspector General
U.S. Department of Health and Human Services